EXHIBIT 10.78

GROUND LEASE AGREEMENT
FOR THE ISS ATLANTA BUILDINGS

After recording return to
Michael J. Williams
King & Spalding
191 Peachtree Street
Atlanta, Georgia 30303-1763

LEASE AGREEMENT

between

DEVELOPMENT AUTHORITY
OF FULTON COUNTY

and

MOUNT VERNON PLACE PARTNERS, L.L.C.

Dated as of September 1, 2000

This Lease Agreement and all right, title and interest of the Development Authority of Fulton County in any rents, revenues and receipts derived under this Lease Agreement have been assigned to SunTrust Bank, as Trustee under the Indenture of Trust, dated as of September 1, 2000, from the Development Authority of Fulton County which secures not to exceed $49,000,000 in aggregate principal amount of Development Authority of Fulton County Taxable Revenue Bonds (Internet Security Systems, Inc. Project), Series 2000A and any Additional Bonds relating to such series issued thereunder.

This instrument was prepared by:

King & Spalding
191 Peachtree Street
Suite 4400
Atlanta, Georgia 30303-1763

LEASE AGREEMENT

TABLE OF CONTENTS

(The Table of Contents for this Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)

i

ii

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT, dated as of September 1, 2000, by and between the DEVELOPMENT AUTHORITY OF FULTON COUNTY (the “Issuer”), a public body corporate and politic of the State of Georgia, as lessor, and MOUNT VERNON PLACE PARTNERS, L.L.C. (the “Lessee”), a limited liability company organized and existing under the laws of the State of Georgia, as lessee,

W I T N E S S E T H:

That in consideration of the respective representations and agreements hereinafter contained, the Issuer and the Lessee agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part but shall be payable solely out of the rents, revenues and receipts derived from this Lease Agreement, the sale of the bonds referred to in Section 2.1 hereof, the insurance and condemnation awards as herein described and any other rents, revenues and receipts arising out of or in connection with its ownership of the Series 2000A Project as hereinafter defined):

ARTICLE I
DEFINITIONS

SECTION 1.1.  Definitions.

In addition to the words and terms elsewhere defined in this Lease Agreement, the following words and terms as used in this Lease Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent. Terms which are not defined in this Lease Agreement shall have the meaning specified in Article I of the Indenture except as herein otherwise expressly provided or unless the context requires otherwise.

“Act” means an act of the General Assembly of the State of Georgia (O.C.G.A. Section 36–62), as amended.

“Additional Bonds” means the bonds, other than the Series 2000A Bonds, authorized under the Indenture and authenticated and delivered in accordance with Sections 401 and 402 of the Indenture for the purposes of financing any portion of the Series 2000A Project.

“Authorized Issuer Representative” means the person or persons at the time designated to act on behalf of the Issuer by certificate furnished to the Lessee and the Trustee containing the specimen signature of each such person and signed by the Chairman or Vice Chairman of the Issuer. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Issuer Representative. Such certificate shall be effective until revoked in writing. Should any Authorized Issuer Representative not be satisfactory to the Lessee, then upon the request of the Lessee and the Trustee, the Issuer will designate another Authorized Issuer Representative.

“Authorized Lessee Representative” means the person or persons at the time designated to act on behalf of the Lessee by written certificate furnished to the Issuer and the Trustee containing the specimen signature of each such persons and signed on behalf of the Lessee by the chairman of the board, president or any vice president of the Lessee. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Lessee Representative. Such certificate shall be effective until revoked in writing.

The term “bondholder” or “holder of the Bonds” means the registered owner of any fully registered Series 2000A Bond.

“Building” means those certain facilities forming a part of the Series 2000A Project located on the Leased Land and not constituting a part of the Leased Equipment, the acquisition, construction or installation of which or the improvements or replacement thereto, in whole or in part, is to be financed with the proceeds from the sale of the Series 2000A Bonds, as they may at any time exist.

“Completion Date” means the date of completion of the acquisition, construction and installation of the Series 2000A Project as that date shall be certified as provided in Section 4.5 hereof.

“Construction Period” means the period beginning on the date on which the Bonds are delivered to the first purchaser or purchasers thereof or the date upon which the acquisition, construction and installation of the Series 2000A Project began, whichever is earlier, and ending on the Completion Date.

“Counsel” means an attorney or firm thereof admitted to practice law before the highest court of any State of the United States of America or the District of Columbia. An attorney for the Issuer or the Lessee may be eligible for appointment as Counsel.

“Default Rate” shall mean the lesser of (i) that rate of interest per annum equal to the lower of two percent (2%) per annum above the Prime Rate in effect from time to time, floating, or (ii) the highest lawful rate of interest.

“Event of Default” means any of the events described in Section 10.1 hereof.

“Financing Statements” means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created by the Indenture.

“Government Obligations” means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by any agency controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book–entry form on the books of the Department of Treasury of the United States of America), which obligations, in either case, are held in the name of the Trustee and are not subject to redemption prior to maturity by anyone other than the holder thereof.

“Indenture” means the Indenture of Trust between the Issuer and the Trustee, of even date herewith, pursuant to which the Series 2000A Bonds are authorized to be issued and the Issuer’s interest in the Lease and the rents, revenues and receipts arising out of or in connection with the Issuer’s ownership of the Series 2000A Project are to be pledged and assigned to the Trustee as security for the payment of the principal of, and redemption premium (if any) and interest on, the Series 2000A Bonds, including any indenture supplemental thereto.

“Independent Counsel” means an attorney or firm thereof duly admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and not an employee of or regularly retained by either the Issuer or the Lessee.

“ISS” means Internet Security Systems, Inc., a Georgia corporation, and its successors and assigns, including any surviving, resulting or transferee corporation as provided in Section 8.3 of the Series 2000B Lease Agreement.

“Issuer” means the Development Authority of Fulton County, a public body corporate and politic created and existing under the laws of the State of Georgia, and its lawful successors and assigns.

“Issuer Documents” means this Lease, the Indenture and the Limited Warranty Deed and Bill of Sale.

“Lease” means this Lease Agreement as it now exists and as it may hereafter be amended pursuant to Article XIV of the Indenture.

“Lease Term” means the duration of the leasehold interest created by this Lease as specified in Section 5.1 hereof.

“Leased Equipment” means those items of machinery, equipment and related property required herein to be acquired and/or installed in the Building or on the Leased Land with proceeds from the sale of the Series 2000B Bonds or the proceeds of any payment by ISS pursuant to Section 4.6 of the Series 2000B Lease Agreement and any item of machinery, equipment and related property acquired and installed in the Building or on the Leased Land in substitution therefor and renewals and replacements thereof pursuant to Sections 6.2, 7.1 and 7.2 of the Series 2000B Lease Agreement, less such machinery, equipment and related property as may be released from the Series 2000B Lease Agreement pursuant to Section 6.2 thereof or taken by the exercise of power of eminent domain as provided in Section 7.2 thereof, but not including the ISS’s own machinery, equipment and related property installed under the provisions of Section 6.1 thereof. The Leased Equipment insofar as it will be initially installed as a part of the Series 2000B Project is more fully described in Exhibit ”B” attached the Series 2000B Lease Agreement.

“Leased Land” means the real estate and interests in real estate described in Exhibit ”A” attached hereto and by this reference made a part hereof, less such real estate and interests in real estate as may be released from this Lease pursuant to Sections 8.5 and 8.6 hereof or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof.

“Lessee” means Mount Vernon Place Partners, L.L.C., a Georgia limited liability company and its successors and assigns, including any surviving, resulting or transferee corporation as provided in Section 8.3 hereof.

“Mortgagee” means First Union National Bank and its successors and assigns, including any surviving, resulting or transferee corporation as lender under the Project Loan Documents.

“Net Proceeds” when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses (including attorneys’ fees and any Extraordinary Expenses of the Trustee as defined in the Indenture) incurred in the collection of such gross proceeds.

The term “Payment in Full of the Series 2000A Bonds” specifically encompasses the situations referred to in Section 1002 of the Indenture.

“Permitted Encumbrances” means, as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 hereof, (ii) this Lease, the Indenture, the Sublease, the Project Loan Documents, and the security interests created herein, in the Indenture, the Sublease, and the Project Loan Documents (iii) utility, access or other easements and rights–of–way, restrictions, reservations, reversions and exceptions in the nature of easements that the Lessee certifies will not materially interfere with or impair the operations being conducted at the Series 2000A Project, (iv) unfiled and inchoate mechanics’ and materialmen’s liens for construction work in progress, (v) architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers’ and vendors’ liens or other similar liens not then payable or permitted to exist as provided in Section 6.1(c) hereof, (vi) such minor defects, irregularities, encumbrances, easements, rights–of–way and clouds on title as the Lessee, by an Authorized Lessee Representative, certifies do not, in the aggregate, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Issuer, and (vii) exceptions described in any Owner’s Policy of Title Insurance that may be procured by the Issuer at the request and with the consent of the Lessee and delivered on the date of execution and delivery of this Lease.

“Project Loan Documents” means each of those documents listed on Exhibit “G” attached hereto, as the same may be amended from time to time.

“Project Summary” means the project summary dated as of September 1, 2000 filed with the Secretary of the Issuer, as the same may be amended from time to time in accordance with the provisions of this Lease. The Project Summary is contained as Exhibit “C” attached hereto and by this reference made a part of this Lease.

“Quitclaim Deed” means the Quitclaim Deed to be dated the date of actual execution and delivery thereof, held in trust by the Trustee in accordance with the provisions hereof. The Quitclaim Deed and Bill of Sale, in substantially the form it is to be executed and delivered, is attached as Exhibit “D” hereto.

“Security interest” or “security interests” means the security interests created in the Indenture and shall have the meaning set forth in the Uniform Commercial Code of Georgia, as now or hereafter amended.

“Series 2000A Bond” or “Series 2000A Bonds” means any or all of the Series 2000A Bonds and any Additional Bonds issued for the purpose of financing any portion of the Series 2000A Project, which are issued by the Issuer pursuant to the Indenture.

“Series 2000A Bond Fund” means the Bond principal and interest payment fund created by Section 602 of the Indenture, relating to the Series 2000A Bonds, and within which has been established a General Account and a Special Account. Any reference herein to the “Series 2000A Bond Fund” without further limitation or explanation shall be deemed to be a reference to the General Account in the Series 2000A Bond Fund.

“Series 2000A Project” means the Building and the Leased Land, as they may at any time exist.

“Series 2000A Project Fund” means the project fund created by Section 701 of the Indenture relating to the Series 2000A Bonds and referred to in Sections 4.2 and 4.3 hereof.

“Series 2000B Project” means the Leased Equipment, as they may at any time exist.

“Sublease” means that certain lease agreement between the Lessee and Internet Security Systems, Inc., dated November 8, 1999, as amended by the First Amendment to Lease Agreement, dated December 7, 1999 and the Second Amendment to Lease Agreement, dated November 27 , 2000, as the same may further be amended or restated from time to time.

“Sublessee” means Internet Security Systems, Inc., a Georgia corporation, and its successors and assigns, including any surviving, resulting or transferee corporation.

“Trustee” means SunTrust Bank, or any co–trustee and any successor trustee under the Indenture.

SECTION 1.2.  Rules of Construction.

Unless the context clearly indicates to the contrary:

(a)  “Herein”, “hereby”, “hereunder”, “hereof”, “hereinbefore”, “hereinafter” and other equivalent words refer to this Lease and not solely to the particular portion thereof in which any such word is used.

(b)  Words importing the singular number shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

(c)  All references herein to particular Articles or Sections are references to Articles or Sections of this Lease.

(d)  Any certificate or statement required to be delivered under the provisions of this Lease or the Indenture shall, in the absence of manifest error, be deemed to be conclusive evidence of the truth, correctness and accuracy of the matters covered in such certificate or statement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

SECTION 2.1.  Representations and Warranties by the Issuer.

The Issuer makes the following representations and warranties:

(a)  Organization and Authority.    The Issuer is a public body corporate and politic, created and validly existing pursuant to the Constitution and laws of the State of Georgia, including particularly the provisions of the Act. Under the provisions of the Act, the Issuer has the power to execute and deliver the Issuer Documents, to enter into the transactions contemplated thereby and to perform and observe its obligations contained therein in accordance with the terms thereof. By proper corporate action, the Issuer has duly authorized the execution and delivery of the Issuer Documents.

(b)  Qualification of Series 2000A Project Under Act.    The Series 2000A Project constitutes a “project” within the meaning of Section 36-62-2(2)(N) of the Act and is located within the corporate limits of Fulton County, Georgia.

(c)  Public Purpose.    The Issuer has found and hereby declares that the issuance of the Series 2000A Bonds and the use of the proceeds of the Series 2000A Bonds to acquire, construct and install the Series 2000A Project and the leasing of the Series 2000A Project to the Lessee and the sale of the Series 2000A Project to the Lessee, for sublease to ISS, at the expiration or sooner termination of the Lease Term is in furtherance of the public purposes for which the Issuer was created.

(d)  Agreements are Legal and Authorized.    The Issuer is not subject to any charter, by–law or contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Issuer from entering into the Issuer Documents or performing any of its obligations thereunder, except to the extent that such performance may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights.

(e)  Limited Obligations.    Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not be a general debt on its part but shall be payable solely from rents, revenues and receipts derived from this Lease, the sale of the Series 2000A Bonds and any other rents, revenues and receipts derived by the Issuer arising out of or in connection with its ownership of the Series 2000A Project (except for Unassigned Rights).

(f)  Issuance of Series 2000A Bonds.    To accomplish the foregoing, the Issuer proposes to issue not to exceed $49,000,000 in aggregate principal amount of its Series 2000A Bonds immediately following the execution and delivery of this Lease. The date, denominations, interest rate, maturity date, redemption provisions and other pertinent provisions with respect to the Series 2000A Bonds are set forth in the Indenture

(particularly Articles II and III thereof) and by this reference thereto they are incorporated herein.

(g)  Security for Series 2000A Bonds.    The Series 2000A Bonds are to be issued under and secured by the Indenture, pursuant to which the Issuer’s right, title and interest in this Lease (except for certain rights of indemnification and payment of expenses), and the rents, revenues and receipts arising out of or in connection with the Issuer’s ownership of the Series 2000A Project will be assigned to the Trustee and pledged as security for the payment of the principal of and interest on the Series 2000A Bonds.

(h)  No Prior Pledge.    Neither this Lease nor the Receipts and Revenues have been pledged or hypothecated in any manner or for any purpose (other than as provided in the Indenture).

(i)  Governmental Consents.    Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Series 2000A Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of any of the Issuer Documents or the offer, issue, sale or delivery of the Series 2000A Bonds, other than those already obtained or filed; provided, however, no representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction.

(j)  No Defaults.    No event has occurred and no condition exists with respect to the Issuer which would constitute an event of default, as defined therein, under any of the Issuer Documents or which, with the lapse of time or with the giving of notice or both, would become an event of default under any of the Issuer Documents.

(k)  Enforceability.    This Lease is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except to the extent the enforceability hereof may be subject to (i) the exercise of judicial discretion in accordance with general principles of equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights heretofore or hereinafter enacted to the extent constitutionally applicable.

(l)  No Warranty by Issuer of Condition or Suitability of the Series 2000A Project Facilities.    The Issuer makes no warranty, either expressed or implied, as to the suitability or utility of the Series 2000A Project or as to the condition of the Series 2000A Project or that they are or will be suitable for the Lessee’s purposes or needs.

SECTION 2.2.  Representations and Warranties by the Lessee.

The Lessee makes the following representations and warranties:

(a)  Corporate Organization and Power.    The Lessee is a limited liability company duly organized and validly existing under the laws of the State of Georgia, is qualified to do business in the State of Georgia, is in good standing under the laws of Georgia, has the power to enter into this Lease and to perform and observe its obligations contained herein in accordance with the terms hereof, and has, by proper action, been duly authorized to execute, deliver and perform this Lease in accordance with the terms hereof.

(b)  Pending Litigation.    There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Lessee threatened, against or affecting the Lessee in any court or before any governmental authority or arbitration board or tribunal which is reasonably anticipated to materially and adversely affect the transactions contemplated by the Lease or which is reasonably anticipated to adversely affect the validity or enforceability of the Series 2000A Bonds or the Lease or the ability of the Lessee to perform its obligations under any of the foregoing.

(c)  Agreements Are Valid and Authorized.    The execution and delivery by the Lessee of the Lease and the compliance by the Lessee with all of the provisions hereof and the consummation of the transactions contemplated hereby (A) (i) are within the corporate power of the Lessee, (ii) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its articles or certificate of incorporation, its bylaws, or any commitment, agreement or instrument of whatever nature to which the Lessee is a party or by which it may be bound, or to which any of its properties may be subject, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Lessee or any of its activities or properties, or (iii) result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement, and (B) have been duly authorized by all necessary action on the part of the Lessee.

(d)  Governmental Consents.  Neither the Lessee nor any of its business or properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance by the Lessee of the Lease, or the offer, issue, sale or delivery by the Issuer of the Series 2000A Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Lessee, other than those already obtained as of the Closing Date; provided, however, no representation is made herein as to compliance with the securities or “blue sky” laws of any jurisdiction.

(e)  No Defaults.     No event has occurred and no condition exists with respect to the Lessee that would constitute an event of default, as defined therein, under the Lease or which, with the lapse of time or with the giving of notice or both, would become an event of default under the Lease.

(f)  Governmental Approvals.    The Series 2000A Project will be acquired, constructed and installed in such manner as to conform in all material respects with all applicable zoning, planning, building and other regulations of governmental authorities having jurisdiction over the Series 2000A Project and all necessary utilities will be available in all material respects to the Series 2000A Project.

(g)  Enforceability.    This Lease is a legal, valid and binding obligation of the Lessee enforceable in accordance with its terms, except to the extent the enforceability hereof may be subject to (i) the exercise of judicial discretion in accordance with general principles of equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights heretofore or hereinafter enacted to the extent constitutionally applicable.

(h)  Operation of Series 2000A Project.    The Lessee presently intends to operate the Series 2000A Project, located wholly within Fulton County, in a manner consistent with the Act, principally as a software development and computer services facility from the Completion Date until the expiration or sooner termination of the Lease Term as provided herein.

ARTICLE III
LEASING CLAUSES AND WARRANTY OF TITLE

SECTION 3.1.  Lease of the Series 2000A Project.

The Issuer hereby leases to the Lessee, and the Lessee hereby leases from the Issuer, subject to Permitted Encumbrances, the Series 2000A Project at the rental set forth in Section 5.3 hereof and in accordance with the provisions of this Lease.

The Lessee hereby grants to the Issuer an easement in gross over such portions of the Series 2000A Project as necessary for the purpose of acquiring, constructing, installing, maintaining and operating the Series 2000A Project.

SECTION 3.2.  Warranty of Title.

The Issuer for itself, its successors and assigns, warrants to the Lessee, its successors and assigns, that the Issuer has good, valid and marketable title in and to the Leased Land, free from all encumbrances except Permitted Encumbrances. The Issuer agrees that, upon the request of the Lessee, it will furnish to the Lessee, and at the Lessee’s expense a title insurance policy issued by a title insurance company designated by the Lessee and in a face amount to be determined by the Lessee.

The Issuer agrees that it shall upon request of the Lessee join where necessary in any proceeding to protect and defend the Issuer’s title in and to the Series 2000A Project, provided that the Lessee shall pay the entire cost of any such proceeding, reimburse and indemnify and hold harmless the Issuer from any cost or liability whatsoever.

SECTION 3.3.  Quiet Enjoyment.

The Issuer warrants and covenants that it will defend the Lessee in the quiet enjoyment and peaceable possession of the Leased Land, and all appurtenances thereunto belonging, free from all claims of all persons whomsoever acting by, through or under the Issuer, throughout the Lease Term.

In addition to the foregoing warranty, the Issuer agrees that it will not take or cause another party to take any action to interfere with the Lessee’s peaceful and quiet enjoyment of the Series 2000A Project. The Issuer agrees that in the event the peaceful and quiet enjoyment of the Series 2000A Project shall otherwise be denied to the Lessee or contested by anyone, the Issuer shall upon request of the Lessee join where necessary in any proceeding to protect and defend the quiet enjoyment of the Lessee, provided that, unless such denial or contest shall result from the gross negligence or wilful misconduct of the Issuer, the Lessee shall pay the entire cost of any such proceeding, reimburse and indemnify and hold harmless the Issuer from any cost or liability whatsoever.

The provisions of this section shall apply so long as the Lessee shall perform the covenants, conditions and agreements to be performed by it hereunder, or so long as the period for remedying any default in such performance shall not be expired.

SECTION 3.4.  Limitations of Warranties.

The warranties of the Issuer which are contained in Sections 3.2 and 3.3 hereof shall be limited to the extent and in such amount as may be collected from time to time from the Lessee under the Lease Agreement; provided, however that nothing contained in this section shall restrict the Issuer’s liability resulting from the Issuer’s tortious acts or gross negligence.

SECTION 3.5.  Agreement of the Issuer to Execute Amendment to Lease Agreement.

The Issuer and the Lessee understand and decree that portions of the Leased Land and/or items of Leased Equipment may be removed from this Lease in accordance with the provisions hereof and that certain items of personal property may be acquired by the Lessee and conveyed to the Issuer or may be acquired directly by the Issuer from time to time hereafter. The Issuer agrees, at the request of the Lessee to execute an Amendment to Lease Agreement in the form contained as Exhibit “E” hereto without further action on its part unless further action is otherwise required under the provisions hereof.

ARTICLE IV
COMMENCEMENT AND COMPLETION OF THE SERIES 2000A PROJECT;
ISSUANCE OF THE SERIES 2000A BONDS; ADDITIONAL BONDS

SECTION 4.1.  Agreement to Construct and Install the Series 2000A Project on the Leased Land.

Not later than the delivery of this Lease the Issuer will have acquired the title in and to the Leased Land which it warrants in Section 3.2 hereof and, subject to the provisions of Section 4.6 hereof, the Issuer agrees that it will cause the acquisition, construction and installation of the Buildings to be made in accordance with the Project Summary, as may be amended from time to time by the Lessee, as shall from time to time prior to the Completion Date be specified in written orders from the Lessee to the Issuer, all of which acquisitions and installations shall be made substantially in accordance with directions given by the Lessee. Any changes to the Project Summary shall be made at the sole discretion of the Lessee and shall also be filed with the Secretary of the Issuer and the Authorized Lessee Representative. The Building shall be the property of the Issuer and subject to the terms of this Lease.

The Issuer, to the maximum extent permitted by law, hereby makes, constitutes and appoints the Lessee as its true, lawful and exclusive agent for the acquisition, construction and installation of the Series 2000A Project, and the Lessee hereby accepts such agency to act and do all things on behalf of the Issuer, to perform all acts of the Issuer hereinbefore provided in this Section 4.1 and under the Sublease, and to bring any actions or proceedings against any person which the Issuer might bring with respect thereto as the Lessee shall deem proper. The Issuer hereby ratifies and confirms all actions of, and assumes and adopts all contracts entered into by, including the Sublease, the Lessee with respect to the Series 2000A Project prior to the date hereof. This appointment of the Lessee to act as agent and all authority hereby conferred or granted is conferred and granted irrevocably, until all activities in connection with the acquisition, construction and installation of the Series 2000A Project shall have been completed, and shall not be terminated prior thereto by act of the Issuer or of the Lessee.

The Issuer agrees that only such changes will be made in the Project Summary as may be specified by an Authorized Lessee Representative. The Issuer agrees that it will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section, but that it will not execute any other contract or give any order for the construction of the Building or any modification thereto unless and until the Authorized Lessee Representative shall have approved the same in writing.

The Issuer (or the Lessee, as it agent), agrees to complete the acquisition, construction and installation of the Series 2000A Project in accordance with the Project Summary as promptly as practicable after the date of the execution and delivery of this Lease, to continue said construction with all reasonable dispatch and to use its best efforts to cause said construction to be completed as soon as practicable, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Issuer only excepted, but if said acquisition, construction and installation is not completed within the time herein contemplated there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the rents required in Section 5.3 hereof to be paid by the Lessee.

Notwithstanding anything herein to the contrary, the Issuer consents to the Lessee’s taking of any action necessary in the discretion of the Lessee that the Series 2000 Project is managed and operated in a sound and businesslike manner after the Completion Date.

SECTION 4.2.  Agreement to Issue Series 2000A Bonds; Application of Series 2000A Bond Proceeds.

In order to provide funds for payment of the cost of the acquisition, construction and installation of a portion of the Series 2000A Project provided for in Section 4.1 hereof, the Issuer agrees that as soon as possible it will authorize, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Series 2000A Bonds, bearing interest and maturing as set forth in Article III of the Indenture, at a price to be approved by the Lessee. Upon receipt of the proceeds derived from the sale of the Series 2000A Bonds, the Issuer will deposit said proceeds received upon said sale in the Series 2000A Project Fund.

SECTION 4.3.  Disbursements from the Series 2000A Project Fund.

The Issuer will in the Indenture authorize and direct the Trustee to use the moneys in the Series 2000A Project Fund for the following purposes:

(a)  Payment of the initial or acceptance fee of the Trustee and customary and reasonable fees and expenses of the Trustee and its counsel; the fees and expenses for recording or filing the deed whereby fee simple title in and to the Leased Land has been or is to be conveyed to the Issuer; the fees and expenses for recording or filing this Lease, the Indenture and any other documents by which this Lease is assigned as security for the Series 2000A Bonds; the fees and expenses for recording or filing any documents that the Lessee may deem desirable to file for record in order to protect the title of the Issuer to the Series 2000A Project, or any part thereof; and the fees and expenses in connection with any actions or proceedings that the Lessee may deem desirable to bring in order to perfect or protect the title of the Issuer to the Series 2000A Project;

(b)  Payment to the Lessee and the Issuer, as the case may be, of such amounts, if any, as shall be necessary to reimburse the Lessee and the Issuer in full for all advances and payments made by them or either of them prior to or after the delivery of the Series 2000A Bonds for expenditures in connection with the acquisition by the Issuer or the Lessee of fee simple title to the Leased Land (including the cost of the Leased Land and of any options to purchase the Leased Land and rights–of–way for the purpose of providing access to and from the Leased Land), clearing the Leased Land, site improvement, the preparation of the plans and specifications for the Series 2000A Project (including any preliminary study or planning of the Series 2000A Project or any aspect thereof), the acquisition, construction and installation of the Series 2000A Project, the acquisition, construction and installation necessary to provide utility services or other facilities including trackage to connect the Series 2000A Project with public transportation facilities, and the acquisition, construction and installation of all real or personal properties deemed necessary in connection with the Series 2000A Project, and any architectural, engineering and supervisory services with respect to any of the foregoing;

(c)  Payment of, or reimbursement of the Issuer or the Lessee for, the customary and reasonable legal and accounting fees and expenses, financial consultants’ fees, rating agencies’ fees, financing charges (including underwriting or placement fees) and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Series 2000A Bonds, the preparation of this Lease, the Indenture, the Financing Statements and all other documents in connection therewith and in connection with the acquisition of title to the Series 2000A Project;

(d)  Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and installation of the Series 2000A Project, all as provided in the plans and specifications therefor; payment for the cost of the acquisition, construction and installation of utility services or other facilities including trackage to connect the Series 2000A Project with public transportation facilities, and payment for the cost of all real and personal property deemed necessary in connection with the Series 2000A Project; and payment for the miscellaneous expenses incidental to any of the foregoing;

(e)  Payment of the fees, if any, for architectural, engineering and supervisory services with respect to the Series 2000A Project;

(f)  Payment, as such payments become due, of the fees and expenses of the Trustee and the fees and expenses of its counsel properly incurred under the Indenture that may become due during the Construction Period;

(g)  To such extent as they shall not be paid by a contractor for acquisition, construction or installation with respect to any part of the Series 2000A Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period under this Lease, or reimbursement thereof if paid by the Lessee under Section 6.4 hereof;

(h)  Payment of the taxes, assessments and other charges, if any, referred to in Section 6.3 hereof that may become payable during the Construction Period;

(i)  Payment of expenses incurred with approval of the Lessee in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Series 2000A Project;

(j)  All moneys remaining in the Series 2000A Project Fund (including moneys earned on investments made pursuant to the provisions of Section 4.8 hereof) after the Completion Date and payment in full of the costs of the acquisition, construction and installation of the Series 2000A Project, and after payment of all other items provided for in the preceding subsections of this Section then due and payable shall, at the written direction of the Authorized Lessee Representative, be (i) used for the purchase of Series 2000A Bonds for the purpose of cancellation, or (ii) paid into the Series 2000A Bond Fund, or (iii) a combination of (i) and (ii) as is provided in such direction, provided that amounts approved by the Lessee and the Authorized Issuer Representative shall be retained by the Trustee in the Series 2000A Project Fund for payment of Series 2000A Project costs not then due and payable. Any balance remaining of such retained funds after full payment of all such Series 2000A Project costs shall be used by the Trustee as directed by the Lessee in the manner specified in clauses (i), (ii) and (iii) of this subsection.

The payments specified in subsections (a) through (j) of this Section shall be made by the Trustee only upon receipt of the following:

(a)  A written Requisition for such payment signed by the Lessee by an Authorized Lessee Representative in the form contained as Exhibit “F” hereto;

(b)  A certification by the Lessee certifying to the best knowledge and belief of the Lessee:

(1)  that an obligation in the stated amount has been incurred by or on behalf of the Issuer or the Lessee in connection with the issuance of the Series 2000A Bonds or the acquisition, construction and installation of the Series 2000A Project;

(2)  that such obligation is a proper charge against the Series 2000A Project Fund and has not been the basis of any previous withdrawal from the Series 2000A Project Fund, and specifying the purpose and circumstances of such obligation in reasonable detail and to whom such obligation is owed; and

(3)  that the Lessee has no notice of any vendor’s, mechanic’s, or other liens or right to liens, chattel mortgages or conditional sales contracts, or other contracts or obligations (other than those being contested in good faith as permitted in Section 6.1(c) hereof) which should be satisfied or discharged before such payment is made.

(c)  with respect to any such requisition for payment for labor, services, material, supplies or equipment, a certificate, signed on behalf of the Lessee by an Authorized Lessee Representative, certifying that insofar as such obligation was incurred for labor, services, material, supplies or equipment in connection with the acquisition, construction and installation of the Series 2000A Project, such labor and services were to the Lessee’s best knowledge and belief performed and such material, supplies or equipment were or are to be used in connection with the acquisition, construction and installation of the Series 2000A Project or delivered at the site of the Series 2000A Project for that purpose. If any such requisition for materials, supplies or equipment requires reimbursement for such item to the Lessee where title is not in the Issuer, such requisition shall so state and shall include any bill of sale necessary to convey title in and to such item to the Issuer. Such certificate shall be given without prejudice against any rights of the Issuer or the Lessee against third parties which exist on the date thereof.

In making any such payment from the Series 2000A Project Fund the Trustee may conclusively rely on any such requisitions and certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with such requisitions and such certificates without inspection of the Series 2000A Project or any other investigation.

SECTION 4.4.  Obligation of the Parties to Cooperate in Furnishing Documents to Trustee.

The Issuer and the Lessee agree to cooperate with each other in furnishing to the Trustee the documents referred to in Section 4.3 hereof that are required to effect payments out of the Series 2000A Project Fund, and to cause such requisitions and certificates to be directed by the Authorized Issuer Representative and the Authorized Lessee Representative to the Trustee as may be necessary to effect payment out of the Series 2000A Project Fund in accordance with Section 4.3 hereof. Such obligation of the Issuer and the Lessee is subject to any provisions of this Lease or the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Series 2000A Project Fund available for payment under the terms of the Indenture.

SECTION 4.5.  Establishment of Completion Date.

The Completion Date shall be evidenced to the Trustee by a certificate signed on behalf of the Lessee by an Authorized Lessee Representative stating that, except for amounts retained by the Trustee for Series 2000A Project costs not then due and payable as provided in Section 4.3(j) hereof, (i) the acquisition, construction and installation of the Series 2000A Project has been substantially completed and all labor, services, materials and supplies used in such acquisition, construction and installation have been paid for, and (ii) the Series 2000A Project has been acquired, constructed and installed to the Lessee’s satisfaction and all costs and expenses incurred in connection therewith have been paid, and (iii) all permissions required of governmental authorities for the occupancy of the Series 2000A Project have been obtained, including a certificate of occupancy. Notwithstanding the foregoing, such certificate of the Lessee shall state that it is given without prejudice to any rights against third parties which exist on the date of such certificate or which may subsequently come into being. The Issuer and the Lessee agree to cooperate one with the other in causing such certificate to be furnished to the Trustee.

SECTION 4.6.  Lessee Required to Pay Series 2000A Project Costs in Event Series 2000A Project Fund Insufficient.

Subject to the Lessee’s obligations under the Sublease, in the event that moneys in the Series 2000A Project Fund available for payment of the costs of the Series 2000A Project should not be sufficient to pay the costs thereof in full, and if Additional Bonds are not issued to finance the completion of the Series 2000A Project, the Lessee agrees to complete the Series 2000A Project (or cause the Series 2000A Project to be completed pursuant to the Sublease) and to pay (or cause to be paid pursuant to the Sublease) all that portion of the costs of the Series 2000A Project as may be in excess of the moneys available therefor in the Series 2000A Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Series 2000A Project Fund and which, under the provisions of this Lease, will be available for payment of the costs of the Series 2000A Project, will be sufficient to pay all the costs which will be incurred in that connection. The Lessee agrees that if after exhaustion of the moneys in the Series 2000A Project Fund, the Lessee should pay any portion of the costs of the Series 2000A Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders of any of the Series 2000A Bonds nor shall it be entitled to any diminution in or postponement of the rental payments required in Section 5.3 hereof to be paid by the Lessee.

SECTION 4.7.  Issuer to Pursue Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties.

In the event of any default of any supplier, contractor or subcontractor under any contract made by it in connection with the Series 2000A Project or in the event of breach of warranty with respect to any material, workmanship or performance guaranty, the Issuer will promptly proceed (only at the direction and sole cost of the Lessee), either separately or in conjunction with others, to exhaust the remedies of the Issuer against any defaulting supplier, contractor or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Series 2000A Project. The Issuer agrees to advise the Lessee of the steps it intends to take in connection with any such default, and will not consent to any settlement agreement without the prior written consent of the Lessee. If the Lessee shall so notify the Issuer, the Lessee may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid to the Lessee.

SECTION 4.8.  Investment of Series 2000A Project Fund Moneys Permitted.

Any moneys held as part of the Series 2000A Project Fund shall be invested or reinvested by the Trustee upon the written request and direction of the Authorized Lessee Representative in (i) any bonds or other obligations of the United States of America which as to principal and interest constitute direct obligations of, or obligations the principal and interest of which are guaranteed by, the United States of America (including any fund managed by the Trustee comprised of such bonds or other obligations of the United States of America), (ii) certificates of deposit of banks or trust companies, including the Trustee, organized under the laws of the United States or any state thereof, which have a combined capital and surplus of at least $25,000,000, or (iii) commercial paper rated A1 by Standard and Poor’s Corporation or P1 by Moody’s Investors Service Inc. Such investments shall mature or shall be subject to sale prior to maturity in such amounts and at such times as may be necessary to provide funds when needed to make payments from the Series 2000A Project Fund. The Trustee may make any and all such investments through its own bond department. Any interest or gain received from such investments of the moneys in the Series 2000A Project Fund shall be credited to and held in the Series 2000A Project Fund and any loss from such investments shall be charged against the Series 2000A Project Fund.

SECTION 4.9.  Issuance of Additional Bonds.

So long as there shall not have occurred and be continuing an Event of Default hereunder or an event of default under the Indenture, the Issuer shall, from time to time at the request of the Lessee, use its best efforts to issue Additional Bonds in aggregate principal amounts as requested by the Lessee under the terms and conditions provided herein and in the Indenture, but in no event shall the Issuer be liable for not issuing Additional Bonds. Additional Bonds may be issued to finance the cost of (a) completing the acquisition, construction and installation of the Series 2000A Project, (b) providing for the enlargement, improvement, expansion or replacement of the Series 2000A Project, (c) refunding all of the Series 2000A Bonds of any one or more series then outstanding or (d) any combination of the foregoing; provided, in any case, that either prior to or contemporaneously with the issuance of Additional Bonds (i) the terms, conditions, manner of issuance, purchase price, delivery and contemplated disposition of the proceeds of the sale of such Additional Bonds shall have been approved in writing by the Lessee, executed by the chairman of the board, president or any vice president of the Lessee, and (ii) the conditions specified in the Indenture with respect to the issuance of such Additional Bonds shall have been satisfied.

ARTICLE V
EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM; RENTAL PROVISIONS

SECTION 5.1.  Effective Date of this Lease; Duration of Lease Term.

This Lease shall become effective upon its delivery and the leasehold interest created by this Lease shall then begin, and, subject to the other provisions of this Lease (including particularly Articles X, XI, and XII hereof), shall expire at midnight, December 1, 2015, or if at said time and on said date Payment in Full of the Series 2000A Bonds shall not have been made, then on such date as such payment shall have been made.

SECTION 5.2.  Delivery and Acceptance of Possession.

The Issuer agrees to deliver to the Lessee sole and exclusive possession of the Series 2000A Project (subject to the right of the Trustee to enter thereon for inspection and other purposes as set forth in Section 8.2 hereof) on the effective date of this Lease and the Lessee agrees to accept possession of the Series 2000A Project upon such delivery; provided, however, that the Lessee shall be permitted full use and occupancy of the Series 2000A Project prior to the Completion Date and the Lessee may install and maintain its own equipment during the Construction Period.

SECTION 5.3.  Rents and Other Amounts Payable.

Subject to Section 208 of the Indenture, on or before June 1, 2001, and on or before each June 1 and December 1 in each year thereafter until Payment in Full of the Series 2000A Bonds, the Lessee shall pay or cause to be paid to the Trustee for the account of the Issuer as rents for the Series 2000A Project a sum equal to the amount payable on such date as principal of and interest on the Series 2000A Bonds, as provided in the Indenture. Each rental payment under this Section shall be sufficient to pay the total amount of principal and interest payable on such semiannual interest payment date, and if at any semiannual interest payment date the balance in the Series 2000A Bond Fund is insufficient to make required payments of principal and interest on such date, the Lessee shall forthwith pay any such deficiency.

Anything herein to the contrary notwithstanding, any amount at any time held by the Trustee in the Series 2000A Bond Fund shall be credited against the next succeeding rental payment and such credit shall reduce the payment to be then made by the Lessee; and further, if the amount held by the Trustee in the Series 2000A Bond Fund should be sufficient to pay at the times required the principal of and interest on all Series 2000A Bonds then remaining unpaid, the Lessee shall not be obligated to make any further rental payments under the provisions of this Section.

If the Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the same shall have been fully paid, and the Lessee agrees to pay the same with interest thereon, to the extent legally enforceable, at the Default Rate per annum until paid. The provisions of this Section shall be subject to the provisions of Section 9.6 hereof.

SECTION 5.4.   Place of Rental Payments.

The rents provided for in the first paragraph of Section 5.3 hereof and the interest on delinquent rents shall be paid directly to the Trustee for the account of the Issuer and will be deposited in the Series 2000A Bond Fund subject to the provisions of Section 208 of the Indenture. The other payments provided for in Section 5.3 hereof shall be paid directly to the Trustee for its own use or for disbursement to any other paying agent on the Series 2000A Bonds, as the case may be.

SECTION 5.5.  Obligations of Lessee Hereunder Absolute and Unconditional.

Subject to the provisions of Section 9.6 hereof, the obligations of the Lessee to make the payments required in Section 5.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional. Until such time as Payment in Full of the Series 2000A Bonds shall have been made, the Lessee (i) will not suspend or discontinue any payments provided for in Section 5.3 hereof except to the extent the same have been prepaid, (ii) will perform and observe all of its other agreements contained in this Lease Agreement, and (iii) except as provided in Sections 11.1 and 11.2 hereof, will not terminate the Lease Term for any cause, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Series 2000A Project, failure of the Issuer’s title in and to the Series 2000A Project or any part thereof, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Series 2000A Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement or the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Lessee may institute such action against the Issuer as the Lessee may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not conflict with the agreements on the part of the Lessee contained in the preceding sentence. The Lessee may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary or in order to insure the acquisition, construction, installation and completion of the Series 2000A Project or to secure or protect its right of possession, occupancy and use of the Series 2000A Project hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all lawful action which is required to effect the substitution of the Lessee for the Issuer in any such action or proceeding if the Lessee shall so request.

SECTION 5.6.  Lessee’s Performance under Indenture.

The Lessee agrees, for the benefit of the holders from time to time of the Series 2000A Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.

ARTICLE V
IMAINTENANCE AND MODIFICATIONS, TAXES AND INSURANCE

SECTION 6.1.  Maintenance and Modifications of Series 2000A Project by Lessee.

(a)  The Lessee will cause the Series 2000A Project to be maintained, preserved and kept in good repair, working order and condition and will from time to time cause to be made all necessary and proper repairs, replacements and renewal and may make any alterations, improvements and additions to the Series 2000A Project; provided, however, that the Lessee will have no obligation to cause to be maintained, preserved, repaired, replaced or renewed any element or unit of the Series 2000A Project, the maintenance, repair, replacement or renewal of which, in the opinion of the Lessee, becomes uneconomic to the Lessee because of damage or destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations, or the termination by the Lessee of the operation of the production facilities to which such element or unit of the Series 2000A Project is an adjunct. For purposes of this Section 6.1, the “opinion of the Lessee” shall be expressed to the Issuer and the Trustee by delivery of a certificate of an Authorized Lessee Representative to the effect that the circumstances, situations or conditions described in this Section 6.1 exist to the extent that the Lessee is not required to cause to be maintained any element or unit of the Series 2000A Project.

The Lessee covenants that as long as the Lessee or one of its subsidiaries or affiliates operates the Series 2000A Project, it or one of its subsidiaries or affiliates will cause the Series 2000A Project to be maintained and operated as a “project” within the meaning of the Act as in effect on the date hereof.

(b) The Lessee shall not permit any mechanics’ liens, materialmen’s liens or other liens to be established and remain against the Series 2000A Project for labor or materials furnished or services rendered in connection with any additions, modifications, improvements, repairs, renewals or replacements so made by it; provided, that if the Lessee shall first notify the Trustee of its intention so to do, the Lessee may in good faith contest any mechanics’ liens, materialmen’s liens or other liens filed or established against the Series 2000A Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless the Issuer or the Trustee shall notify the Lessee that, in the opinion of Independent Counsel, by nonpayment of any such items, the Series 2000A Project or any material part thereof or the revenues from the Series 2000A Project will be subject to loss or forfeiture, in which event the Lessee shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Issuer will cooperate fully with the Lessee in any such contest.

SECTION 6.2.  Reserved.

SECTION 6.3.   Taxes, Other Governmental Charges and Utility Charges.

The Issuer and the Lessee further acknowledge that under present law no part of the Series 2000A Project owned by the Issuer and financed with the proceeds of the Series 2000A Bonds from time to time will be subject to ad valorem taxation by the State of Georgia or by any political or taxing subdivision thereof, and that under present law the income and profits (if any) of the Issuer from such portions of the Series 2000A Project are not subject to either Federal or Georgia taxation and these factors have induced the Lessee to enter into this Lease. However, subject to the Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest entered into among the Sublessee, the Issuer and the Fulton County Board of Tax Assessors, the Lessee shall pay, as the same become lawfully due and payable, (i) all taxes and governmental charges of any kind whatsoever upon or with respect to the interest held by the Lessee under this Lease, (ii) all taxes and governmental charges of any kind whatsoever upon or with respect to the Series 2000A Project or any machinery, equipment or related property installed or brought by the Lessee therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Issuer from the Series 2000A Project which, if not paid, will become a charge on the rents, revenues and receipts from the Series 2000A Project prior to or on a parity with the pledge or assignment thereof created and made in the Indenture), (iii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Series 2000A Project and (iv) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Series 2000A Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.

The Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments and other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless the Issuer or the Trustee shall notify the Lessee that, in the opinion of Independent Counsel, by nonpayment of any such items the rents, revenues or receipts derived from the Series 2000A Project will be materially endangered or the Series 2000A Project or any material part thereof will be subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid promptly. The Issuer shall cooperate fully with the Lessee in any such contest. If the Lessee shall fail to pay any of the foregoing items required by this Section to be paid by the Lessee, the Issuer or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Lessee to the one making the advancement, which amounts, together with interest thereon at the Default Rate the date thereof, the Lessee agrees to pay.

SECTION 6.4.  Insurance Required.

During the acquisition, construction, installation and equipping of the Series 2000A Project, and throughout the Lease Term, the Lessee shall insure the Series 2000A Project against such property and personal injury risks as is consistent with its insurance practices in effect from time to time, including self insurance, in any event. In lieu of separate insurance policies, such insurance may be in the form of a blanket insurance policy or policies of the Lessee. Insurance policies may be written with deductible amounts and exceptions and exclusions as the Lessee deems necessary in the normal course of its business.

SECTION 6.5.  Application of Net Proceeds of Insurance.

The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as provided for in the Sublease and the Project Loan Documents.

SECTION 6.6.  Additional Provisions Respecting Insurance.

All claims made under any insurance policies carried pursuant to the requirements of Section 6.4 hereof, regardless of amount, may be adjusted by the Lessee with the insurers.

Subject to corresponding requirements under the Sublease, the Lessee shall furnish to the Issuer and the Trustee at closing and annually thereafter a certificate of the Authorized Lessee Representative executed by one of its officials or other evidence satisfactory to the Issuer and the Trustee that it is in compliance with the requirements of Section 6.4 hereof and that such insurance provides coverage of at least $5,000,000 for third party liability.

SECTION 6.7.  Reserved.

SECTION 6.8.  Advances by Issuer or Trustee

If the Lessee fails to maintain the full insurance coverage required by this Lease or fails to keep the Series 2000A Project in as reasonably safe condition as its operating conditions will permit, or fails to keep the Series 2000A Project in good repair and good operating condition, the Issuer or the Trustee may (but unless satisfactorily indemnified shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals and replacements if the Lessee shall fail to do so within thirty (30) days after written notice of failure to do so has been delivered to Lessee by the Trustee or the Issuer; and all amounts so advanced therefor by the Issuer or the Trustee will become an additional obligation of the Lessee to the one making the advancement, which amounts, together with interest thereon at the Default Rate from the date thereof, the Lessee agrees to pay; provided, however, that if the Lessee has commenced and is pursuing efforts to cure any default under this Section 6.8 and such cure is not susceptible of being accomplished within the aforementioned thirty day period, there shall not be deemed to be a default under this Section 6.8.

SECTION 6.9.  Indemnification of Issuer and Trustee

The Lessee shall, to the extent permitted by applicable law, indemnify and save the Issuer and the Trustee and the officers, agents, employees and attorneys of each harmless against and from all claims by or on behalf of any person, firm or corporation or governmental entity arising from the conduct or management of, or from any work or thing done on, the Series 2000A Project during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Series 2000A Project, (b) any breach or default on the part of the Lessee in the performance of any of its obligations under this Lease, (c) any contract entered into in compliance with the provisions of Section 4.1 hereof in connection with the acquisition, construction and installation of the Series 2000A Project, (d) any act of negligence of the Lessee or of any of its agents, contractors, servants, employees or licensees, (e) any act of negligence of any assignee or sublessee of the Lessee, or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Lessee, (f) in the case of the Issuer and the Trustee and the respective officers, agents and attorneys of each, against and from any loss, liability, expense or claim arising under or in connection with the acceptance or administration of the Trust Estate or the performance by the Trustee of its duties and obligations under the Indenture, and (g) including without limiting the generality of the foregoing, any loss, liability or expense arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, and any other environmental statute, rule or regulation. The Lessee shall indemnify and save the Issuer and the Trustee and the officers, agents, employees and attorneys of each harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought on such claims, and upon notice from the Issuer or the Trustee, the Lessee shall defend them or either of them in any such action or proceeding. Nothing contained herein shall require the Lessee to indemnify the Issuer and the Trustee and the officers, agents, employees and attorneys of each for any claim or liability resulting from the Issuer’s or the Trustee’s own willful acts or gross negligence or for any claim or liability which the Lessee was not given the opportunity to contest. The Issuer or the Trustee shall reimburse the Lessee for payments made by the Lessee pursuant to this Section 6.9 to the extent of any proceeds, net of all expenses of collection, actually received by either such party from any insurance covering such claims with respect to the losses sustained. The Issuer or the Trustee, as applicable shall promptly claim any such insurance proceeds and shall assign its rights to such proceeds, to the extent of such required reimbursement, to the Lessee. In case any action shall be brought against the Issuer or the Trustee in respect of which indemnity may be sought against the Lessee, the Issuer or the Trustee, as applicable shall promptly notify the Lessee in writing and the Lessee shall have the right to assume the investigation and defense thereof including the employment of counsel and the payment of all expenses. Failure to give any such notice shall not affect the right of the Issuer or Trustee, as applicable, to receive the indemnification provided herein; unless such failure resulted from the gross negligence or wilful misconduct of the Issuer or the Trustee, such failure could not be remedied and the result of such failure is that the interests of the Lessee were materially and adversely affected as a direct result of such failure. The Issuer or the Trustee, as applicable shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, but the fees and expenses of such counsel shall be paid by the Issuer or the Trustee unless (i) the employment of such counsel has been authorized by the Lessee or, (ii) the Lessee shall have failed promptly after receiving notice of such action from the Issuer or the Trustee, as applicable, to assume the defense of such action and employ counsel reasonably satisfactory to the Issuer or the Trustee, as applicable, or (iii) the named parties to any such action (including any impleaded parties) include both the Issuer or the Trustee, as applicable, and the Lessee or an affiliate of the Lessee, and the Issuer or the Trustee, as applicable, shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or in addition to those available to the Lessee or affiliate of the Lessee or (iv) the Issuer or the Trustee, as applicable, shall have been advised by counsel that there is a conflict on any issue between the Issuer or the Trustee, as applicable, and the Lessee (in which case, if the Issuer or the Trustee, as applicable, notifies the Lessee in writing that it elects to employ separate counsel at the expense of the Lessee, the Lessee shall not have the right to assume the defense of such action or proceeding on behalf of the Issuer or the Trustee, as applicable). The Lessee shall not be liable for any settlement of any such action without its consent but, if any such action is settled with the consent of the Lessee or if there be a final unappealable judgment for the plaintiff in any such action, the Lessee agrees to indemnify and hold harmless the Issuer and the Trustee and the officers, agents, employees and attorneys of each from and against any loss by reason of such settlement or judgment. Nothing herein shall be construed as requiring the Issuer or the Trustee to acquire or maintain insurance of any form or nature with respect to the Series 2000A Project or any portion thereof or with respect to any phrase, term, provision, condition or obligation of this Lease or any other matter in connection herewith. The obligations of the Lessee under this Section 6.9 shall survive the termination of this Lease and the satisfaction and discharge of the Indenture and shall continue in full force and effect, binding the Lessee to the provisions of this Section 6.9 without regard to the manner of termination of this Lease.

ARTICLE VII
DAMAGE, DESTRUCTION AND CONDEMNATION

SECTION 7.1.  Damage and Destruction.

Subject to the Project Loan Documents and the Sublease, unless the Lessee shall have exercised its options to prepay the Series 2000A Bonds in whole, terminate the Lease Term and purchase the Series 2000A Project, if prior to Payment in Full of the Series 2000A Bonds the Series 2000A Project is damaged or destroyed by fire or other casualty, the Lessee shall be obligated to continue to make the rental payments specified in Section 5.3 hereof and shall promptly replace, repair, rebuild or restore the property damaged to substantially the same condition as existed prior to the event causing such damage, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair operating unity of the Series 2000A Project or change its character to such an extent that its ownership by the Issuer would not be permitted under the laws pursuant to which the Issuer was created.

SECTION 7.2.  Condemnation.

Subject to the Project Loan Documents and the Sublease, unless the Lessee shall have exercised its options to prepay the Series 2000A Bonds in whole, terminate the Lease Term and purchase the Series 2000A Project, if the title in and to, or the temporary use of, the Series 2000A Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Lessee shall be obligated to continue to make the rental payments specified in Section 5.3 hereof, and shall cause the restoration of the Series 2000A Project to substantially the same condition as it existed prior to the exercise of the said power of eminent domain, or shall acquire and install other machinery, equipment or related property suitable for the Lessee’s operations at the Series 2000A Project, title to which machinery, equipment or related property will be conveyed to the Issuer by bill of sale and which will be deemed a part of the Series 2000A Project and available for use and occupancy by the Lessee without the payment of any rent other than the payments specified in Section 5.3 hereof.

ARTICLE VIII
SPECIAL COVENANTS

SECTION 8.1.  No Warranty of Condition or Suitability by the Issuer.

THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE SERIES 2000A PROJECT OR THAT IT WILL BE SUITABLE FOR THE LESSEE’S PURPOSES OR NEEDS. The Lessee releases the Issuer from, agrees that the Issuer shall not be liable for and agrees, to the extent permitted by applicable law, to hold the Issuer harmless against, any loss that may be occasioned by the condition of the Series 2000A Project or its suitability for the Lessee’s purposes or needs.

SECTION 8.2.   Inspection of Series 2000A Project; Right of Access to the Series 2000A Project by the Issuer.

The Lessee agrees that the Authorized Issuer Representative, the Trustee or either of their duly authorized agents who are acceptable to the Lessee shall have the right at all reasonable times during business hours, to enter upon, examine and inspect the Series 2000A Project, provided that this does not result in any interference or prejudice to the Lessee’s operations. Provided that the Lessee is not in default hereunder, such inspection shall only be made in the presence of an official of the Lessee. The Lessee further agrees that the Issuer and its duly authorized agents shall have such rights of access to the Series 2000A Project as may be reasonably necessary to cause to be completed the acquisition, construction and installation provided for in Section 4.1 hereof.

SECTION 8.3.   Lessee to Maintain Its Corporate Existence; Exceptions Permitted.

The Lessee agrees that as long as the Series 2000A Bonds, or any portion thereof shall remain outstanding, it shall maintain its corporate existence and shall not merge or consolidate with any other corporation and shall not transfer or convey all or substantially all of its property, assets and licenses; provided however, the Lessee may without violating any provisions of this Lease Agreement consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or the District of Columbia) or permit one or more domestic corporations to consolidate with or merge into or transfer or convey all or substantially all of its assets to another domestic corporation, but only on the condition that the assignee corporation or the corporation resulting from or surviving such merger (if other than the Lessee) or consolidation or corporation to which such transfer is made is then solvent and shall expressly assume in writing and agree to pay and to perform all of the Lessee’s obligations under the Lease Agreement and enter into a home office payment agreement pursuant to Section 208 of the Indenture. If the Lessee is the surviving corporation in such a merger the express assumption shall not be required.

SECTION 8.4.  Qualification in Georgia.

The Lessee warrants (except as may be otherwise permitted pursuant to the provisions of Section 8.3 above) that it is and throughout the Lease Term it will continue to be a corporation either organized under the laws of the State of Georgia or duly qualified to do business in the State of Georgia as a foreign corporation, as the case may be.

SECTION 8.5.  Granting and Release of Easements.

If no event of default shall have happened and be continuing, the Lessee may at any time or times cause to be granted easements, licenses, rights–of–way (temporary or perpetual and including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Series 2000A Project and such grant will be free from the lien or security interests created by the Indenture or this Lease, or the Lessee may cause to be released existing easements, licenses, rights–of–way and other rights or privileges in the nature of easements, held with respect to any property included in the Series 2000A Project with or without consideration, and the Issuer agrees that it shall execute and deliver and will cause the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right–of–way or other right or privilege upon receipt of: (i) a copy of the instrument of grant or release, and (ii) a written application of the Lessee signed by an Authorized Lessee Representative requesting such instrument and stating that such grant or release is not detrimental to the proper conduct of the business of the Lessee.

SECTION 8.6.  Release of Certain Land.

Notwithstanding any other provision of this Lease, the parties hereto reserve the right at any time and from time to time by mutual agreement to amend this Lease for the purpose of effecting the release of and removal from this Lease of any unimproved part of the Leased Land (on which neither the Building nor any Leased Equipment is located but on which parking, transportation, utility facilities or other support facilities may be located); provided, that if at the time any such amendment is made any of the Series 2000A Bonds are outstanding and unpaid, there shall be deposited with the Trustee the following:

(a)  A copy of said amendment in the form attached as Exhibit “E”, as executed.

(b)  A resolution of the Issuer (i) stating that the Issuer is not in default under any of the provisions of this Lease or the Indenture and that the Lessee is not to the knowledge of the Issuer in default under any of the provisions of this Lease, (ii) giving an adequate legal description of that portion of the Leased Land to be released, (iii) stating the purpose for which the Issuer desires the release, (iv) stating that the improvements which will be constructed or the facilities and services which will be provided, increased or improved will be such as will promote the purposes for which the Issuer was created, and (v) requesting such release.

(c)  An opinion of Counsel to the Lessee that all necessary corporate action required under the Certificate of Incorporation and By–laws has been taken to authorize and approve such amendment together with an officer’s certificate stating that the Lessee is not in default under any of the provisions of this Lease.

(d)  A copy of the agreement wherein the Issuer agrees to construct or install improvements on the portion of the Leased Land so requested to be released and agrees to lease the same to the lessee under said lease agreement, and wherein such lessee agrees to lease the same from the Issuer or a copy of the instrument conveying the title to a railroad, public utility or public or quasi–public body.

(e)  A certificate of an Authorized Lessee Representative, dated not more than sixty days prior to the date of the release and stating that, in the opinion of the person signing such certificate, the release so proposed to be made will not materially impair the utility of the Series 2000A Project and will not destroy the means of ingress thereto and egress therefrom.

No release effected under the provisions hereof shall entitle the Lessee to any abatement or diminution of the rents payable under Section 5.3 hereof.

SECTION 8.7.  Preservation of Rights of Mortgagee.

The Issuer and Lessee acknowledge and agree that Issuer holds fee simple title to the Series 2000A Project subject to the Project Loan Documents and, in addition, that the Series 2000A Lease Agreement (including all rights and obligations under Articles XI and XII hereof) is and shall remain at all times subject to and subordinate in all respects to the Project Loan Documents and the rights of the Mortgagee thereunder. Issuer and Lessee also covenant and agree as follows with respect to the Project Loan Documents as follows:

(a)  In the event of a foreclosure sale of the Series 2000A Project pursuant to the power of sale contained in the Project Loan Documents then Mortgagee shall have the right, at its option, to either (i) terminate the Series 2000A Lease Agreement through the occurrence of the foreclosure sale of the Series 2000A Project pursuant to the Project Loan Documents (such termination automatically resulting in the deeming of the Bond as paid in full pursuant to Section 11.1 herein), or (ii) conduct the foreclosure sale of the Series 2000A Project subject to the Series 2000A Lease Agreement and affirm the Series 2000A Lease Agreement, in which event the Issuer, the Lessee and the purchaser at the foreclosure sale, as successor Lessee, shall execute, upon request of such purchaser, such reasonable documentation as is necessary to effectuate the affirmation of the Series 2000A Lease Agreement pursuant to Section 9.1.

(b)  Issuer acknowledges and agrees that Lessee (including, without limitation, successors to Mount Vernon Place Partners, LLC, as Lessee) shall have the right to refinance the Series 2000A Project with lenders from time to time, in which event such successor lender shall have the identical rights and priorities as the rights and priorities held by Mortgagee with respect to the Series 2000A Project and this Series 2000A Lease Agreement at the date hereof. All documentation evidencing or securing such loan with the successor lender shall thereafter constitute the Project Loan Documents and such successor lender shall have identical rights, privileges, and priorities as those of Mortgagee and the Project Loan Documents hereunder. Issuer agrees to execute documentation from time to time as is necessary to effectuate the foregoing, including without limitation, subordination agreements confirming the rights of a successor lender under paragraph (a) above and confirming that the title held by Issuer to the Series 2000A Project shall be subject to such Loan Documents of the successor lender and that the Series 2000A Lease Agreement is likewise subject to and subordinate to such successor Loan Documents.

SECTION 8.8.  Filing of Certain Continuation Statements.

Pursuant to Section 1214 of the Indenture, from time to time, the Trustee shall duly file or cause to be filed continuation statements for the purpose of continuing without lapse the effectiveness of (i) those Financing Statements which shall have been filed at or prior to the issuance of the Series 2000A Bonds in connection with the security for the Series 2000A Bonds pursuant to the authority of the Uniform Commercial Code of Georgia, and (ii) any previously filed continuation statements which shall have been filed as herein required. The Lessee shall sign (if necessary) and deliver to the Issuer or its designee and the Issuer shall sign and deliver to the Trustee such continuation statements as may be requested of it from time to time by the Trustee. Upon the filing of any such continuation statement the Trustee shall immediately notify the Lessee and the Issuer that the same has been accomplished if so requested.

SECTION 8.9.  Special Environmental Indemnification.

(a)   the Lessee agrees to and shall indemnify, hold harmless, and defend the Issuer and the Trustee, their officers, directors, agents, and employees from and against any and all claims, losses, damages, expenses, causes of action, lawsuits, government regulatory enforcement actions, and liability (individually, a “Claim,” collectively, “Claims”) asserted against the Issuer or Trustee arising out of alleged or actual “environmental contamination” (hereinafter defined) arising from the Lessee’s leasing and operation of the Series 2000A Project.

(b)  “Environmental contamination” as used herein shall mean damages to persons or property or violations of state or federal environmental laws or regulations arising out of the Lessee’s past operations at the Series 2000A Project or the operations of the Lessee at any time at the Series 2000A Project with respect to but not limited to air emissions, water effluent discharges, and waste generation, transportation, storage, disposal, or the handling of hazardous materials.

(c)  The Issuer shall notify the Lessee in writing within thirty (30) days after any Claim is made, brought, or asserted, in any event, in writing, against the Issuer, and as to which the Issuer has actual knowledge by receipt of such written notification. The Lessee shall similarly notify the Issuer in writing within thirty (30) days after any Claim is made, brought, or asserted against the Lessee.

(d)  The Issuer shall fully cooperate with the Lessee, including but not limited to, assisting the Lessee in the preparation of a defense to Claims when and as the Lessee fulfills its obligations under this Section of the Lease. In the event the Issuer provides notice to the Lessee under Subsection (c) above, the Lessee shall handle and control the defense of all Claims and the Lessee’s decision on litigation and settlement and all other such aspects shall be final; provided, however, no settlement or decision shall impose upon the Issuer by apportionment or otherwise, any loss, damage or liability as a result thereof.

(e)  The Issuer shall use its best efforts to deliver the notice specified in subsection (c) above within a period of thirty (30) days after the Issuer has direct knowledge (by receipt of written notice or otherwise) of a Claim.

(f)  The provisions of this Section 8.9 shall survive the termination of this Lease and shall continue in full force and effect, binding the Lessee to the provisions of this Section 8.9 without regard to the manner of termination of this Lease.

SECTION 8.10.  Compliance with Laws.

The Lessee agrees that it will comply with any applicable law, ordinance, rule or regulation of any governmental authority with respect to its use of the Series 2000A Project.

ARTICLE IX
ASSIGNMENT, SUBLEASING, PLEDGING AND SELLING;
REDEMPTION; RENT PREPAYMENT AND ABATEMENT

SECTION 9.1.  Assignment and Subleasing.

Subject to the Sublease and any assignments or subleases permitted thereunder, this Lease may be sold or assigned, in whole or in part, and the Series 2000A Project may be subleased, as a whole or in part, by the Lessee without the consent of the Issuer and the Trustee or the Bondholders, but only under the following circumstances:

(a)  no sale or assignment (other than pursuant to Section 8.3 hereof) or sublease shall relieve the Lessee from primary liability for any of its obligations hereunder, and if any such assignment occurs the Lessee shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it unless the Lessee shall have obtained from any purchaser, assignee, or sublessee, as the case may be, an express written assumption of all the obligations of the Lessee hereunder;

(b)  the Lessee shall, within thirty (30) days after the delivery thereof, furnish or cause to be furnished to the Issuer and to the Trustee a true and complete copy of each such sale, assignment or sublease, as the case may be, together with any instrument of assumption;

(c)  the purchaser, assignee or sublessee of the Series 2000A Project shall purchase the Series 2000A Bonds;

(d)  the purchaser, assignee or sublessee of the Series 2000A Project shall and enter into a home office payment agreement pursuant to Section 208 of the Indenture;

(e)  ISS shall remain as the sublessor under the Sublease; and

(f)  the Guaranty Agreement, dated as of September 1, 2000, between ISS and the Trustee shall remain in full force and effect.

SECTION 9.2.  Assignment of Lease to Trustee.

The Issuer shall assign its interest in and pledge all rents, revenues and receipts derived under this Lease or otherwise arising out of or in connection with its ownership of the Series 2000A Project pursuant to the Indenture, to the Trustee as security for the payment of the principal of and interest on the Series 2000A Bonds, but such assignment shall be subject and subordinate to this Lease and the Project Loan Documents.

SECTION 9.3.  Restrictions on Sale of Series 2000A Project by Issuer.

The Issuer agrees that, except as provided in Section 11.2 herein, it will not mortgage, sell, assign, transfer, convey or otherwise encumber the Series 2000A Project or any portion thereof during the Lease Term and that it will not take any other action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Series 2000A Project or the Lessee’s leasehold interest in the Series 2000A Project. If the laws of the State of Georgia at the time require or permit such action to be taken, nothing contained in this Section shall prevent the consolidation of the Issuer with, or the merger of the Issuer into, or the transfer of the Series 2000A Project as an entirety to, any public corporation whose property and income are not subject to taxation and which has corporate authority to carry on the business of owning and leasing the Series 2000A Project; provided, (a) that no such action shall be taken without the prior written consent of the Lessee, unless such action shall be required or permitted by law, and (b) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of and interest on the Series 2000A Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Lease to be kept and performed by the Issuer, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Series 2000A Project shall be transferred as an entirety.

SECTION 9.4.  Prepayment of Series 2000A Bonds.

The Issuer, at the request at any time of the Lessee and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable prepayment provisions of the Indenture to effect prepayment of all or any portion of the Series 2000A Bonds, as may be specified by the Lessee, on the earliest prepayment date on which such prepayment may be made under such applicable provisions. So long as the Lessee is not in default hereunder and the Issuer is not obligated to prepay the Series 2000A Bonds pursuant to the terms of the Indenture, the Issuer shall not redeem any Series 2000A Bonds prior to their maturity unless requested in writing by the Lessee. The Lessee agrees to give notice to the Issuer and the Trustee of any prepayment at least forty–five (45) days prior to the prepayment date or such shorter period of time as may be acceptable to the Issuer and the Trustee.

SECTION 9.5.  Prepayment of Rents.

There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, so long as it is not in default hereunder, to prepay all or any part of the rents payable under Section 5.3 hereof, and the Issuer agrees that the Trustee may accept such prepayment when the same is tendered by the Lessee. All prepaid rents shall be credited on the rents specified in Section 5.3, in the chronological order of their due dates.

SECTION 9.6.  Rent Abatements if Series 2000A Bonds Paid Prior to Maturity.

If at any time the aggregate moneys in the Series 2000A Bond Fund are sufficient to retire, in accordance with the terms of the Indenture, all of the outstanding Series 2000A Bonds and to pay all Ordinary Expenses of the Trustee due or to become due through the date on which the last of the Series 2000A Bonds is to be retired, under circumstances not resulting in termination of the Lease Term, and if the Lessee is not at the time otherwise in default hereunder, the Lessee shall be entitled to use and occupy the Series 2000A Project from the date on which such aggregate moneys are in the Series 2000A Bond Fund to and including midnight on December 1, 2012, without the payment of rent during that interval (but otherwise on the terms and conditions hereof).

SECTION 9.7.  Reference to Series 2000A Bonds Ineffective After Series 2000A Bonds Paid.

Upon Payment in Full of the Series 2000A Bonds and all fees, charges and expenses of the Trustee, all references in this Lease to the Series 2000A Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of any of the Series 2000A Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. Reference is hereby made to Section 1002 of the Indenture which sets forth the conditions upon the existence or occurrence of which Payment in Full of the Series 2000A Bonds shall be deemed to have been made.

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.  Events of Default Defined.

The following shall be Events of Default under this Lease:

(a)  failure by the Lessee to make any rental payments required under Section 5.3 hereof on or before the date that the payment is due and continuance of such failure for a period of five business days after notice thereof has been given to the Lessee by telephone (to be followed in writing) or telex;

(b)  failure by the Lessee to observe and perform any other material covenant, condition or agreement on its part under this Lease (other than as referred to in subsection (a) of this Section), for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall be given to the Lessee by the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Lessee within the applicable period and diligently pursued until the default is corrected;

(c)  the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Lessee or adjudging the Lessee a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Lessee under Title 11 of the United States Code, as now constituted or as amended or any other applicable Federal or state bankruptcy or other similar law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the entry of a decree or order of a court having jurisdiction of the premises for the appointment of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of the Lessee or of all or a major part of its property, or for the winding up or liquidation of its affairs and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days;

(d)  the Lessee shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall file a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as amended, or any other applicable Federal or state bankruptcy or other similar law, or shall consent to the institution of proceedings thereunder or to the filing of any such petition, or shall consent to the appointment or taking possession of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of it or of all or a major part of its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or the failure of the Lessee generally to pay its debts as such debts become due, or the taking of corporate action by the Lessee in furtherance of any such action; or

(e)  The sale, transfer, assignment or other disposal of fifty percent (50%) or more of the voting stock of the Lessee or the sale, transfer, assignment or other disposal of the Series 2000A Project or the Lessee’s interest in the Series 2000A Project other than a sale, transfer, assignment or disposal which is permitted under the provisions of Section 9.1 hereof.

The foregoing provisions of this Section are subject to the following limitations: If by reason of force majeure the Lessee is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Sections 5.3, 6.3, 6.4 and 8.3 hereof, the Lessee shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State of Georgia or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Lessee. The Lessee agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing the Lessee from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee, and the Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Lessee, unfavorable to the Lessee.

SECTION 10.2.  Remedies on Default.

Whenever any Event of Default shall have happened and be subsisting, the Issuer, or the Trustee as provided in the Indenture, may take any one or more of the following remedial steps:

(a)  declare all installments of rent payable under Section 5.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Issuer or the Trustee elects to exercise the remedy afforded in this Section 10.2(a) and accelerates all rents payable under Section 5.3 hereof for the remainder of the Lease Term, the amount then due and payable as accelerated rents shall be the sum of (1) the aggregate principal amount of the outstanding Series 2000A Bonds, and (2) all interest on the Series 2000A Bonds accruing to the date of maturity by declaration;

(b)  re–enter and take possession of the Series 2000A Project without terminating this Lease and without any liability to the Lessee for such entry and repossession, and sublease the Series 2000A Project for the account of the Lessee, holding the Lessee liable for the difference in the rents and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Lessee hereunder;

(c)  terminate the Lease Agreement; (provided, however, that upon such termination, the options of the Lessee to purchase the Series 2000A Project pursuant to the provisions of Article XI hereof and the obligations of the Lessee to make the rental payments pursuant to Section 5.3 hereof and purchase the Series 2000A Project pursuant to Section 12.1 hereof contained therein shall survive such termination), exclude the Lessee from possession of the Series 2000A Project and use its best efforts to lease the Series 2000A Project to another for the account of the Lessee, holding the Lessee liable for all rent and other payments due up to the effective date of such leasing;

(d)  require accounting books and records of the Lessee pertaining exclusively to the Series 2000A Project only for an Event of Default under Section 10.1(a);

(e)  take whatever action at law or in equity may appear necessary or desirable to collect the rents then due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease; and

(f)  exercise any remedies provided for in the Indenture, or in the Uniform Commercial Code of the State of Georgia.

Any amounts collected pursuant to action taken under this Section shall be paid into the Series 2000A Bond Fund and applied in accordance with the provisions of the Indenture and after Payment in Full of the Series 2000A Bonds and the payment of any costs occasioned by an Event of Default hereunder, any excess moneys in the Series 2000A Bond Fund shall be returned to the Lessee as an overpayment of rent.

SECTION 10.3.  No Remedy Exclusive.

No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice or notices as may be herein expressly required. Such remedies as are given to the Issuer hereunder shall also extend to the Trustee, and the Trustee and the holders of the Series 2000A Bonds shall be deemed third–party beneficiaries of all covenants and agreements herein contained.

SECTION 10.4.  Agreement to Pay Attorneys’ Fees and Expenses.

Should an Event of Default occur and the Issuer and/or the Trustee should employ attorneys or incur other expenses for collection of rents or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it shall on demand therefor pay to the Issuer and/or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer and/or the Trustee.

SECTION 10.5.  No Additional Waiver Implied by One Waiver.

If any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

SECTION 10.6   Waiver of Appraisement, Valuation, Etc.

If the Lessee should default under any of the provisions of this Lease, the Lessee agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

SECTION 10.7.  Reinstatement of Lease.

Notwithstanding any termination of this Lease in accordance with the provisions of Section 10.2, unless and until the Issuer shall have entered into a valid and binding agreement providing for the reletting of the Series 2000A Project, the Lessee may at any time after such termination pay all accrued unpaid rent, except rent accelerated pursuant to Section 10.2(a) of this Lease, plus any costs to the Issuer and the Trustee occasioned by the default, including all interest required to be paid in accordance with the Indenture on overdue principal and, to the extent lawful, on any overdue interest, or on the principal of Series 2000A Bonds not redeemed in accordance with the Indenture by reason of any default by the Lessee in the payment of rent, and fully cure all other defaults then capable of being cured. Upon such payment and cure and the rescission and annulment of acceleration as provided in Section 1111 of the Indenture, this Lease shall be fully reinstated, as if it had never been terminated, and the Lessee shall be restored to the use, occupancy and possession of the Series 2000A Project and any acceleration pursuant to Section 10.2(a) of this Lease shall thereupon be rescinded and annulled.

ARTICLE XI
OPTIONS IN FAVOR OF LESSEE

SECTION 11.1.  Options to Terminate the Lease Term.

The Lessee (or any assignee including the Mortgagee pursuant to a foreclosure (or deed in lieu of foreclosure or similar instrument) under the Project Loan Documents) shall have the following options to terminate the Lease Term:

(a) At any time prior to Payment in Full of the Series 2000A Bonds, the Lessee may terminate the Lease Term by giving the Issuer and the Trustee notice in writing of such termination and by paying to the Trustee an amount which, when added to the funds in the Series 2000A Bond Fund, will be sufficient to pay, retire and prepay without premium or penalty all of the outstanding Series 2000A Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal, interest to maturity or earliest applicable prepayment date, as the case may be, expenses of prepayment and the Trustee’s fees and expenses), and, in case of prepayment, making arrangements satisfactory to the Trustee for the giving of the required notice of prepayment; or

(b) At any time after Payment in Full of the Series 2000A Bonds, the Lessee may terminate the Lease Term by giving the Issuer notice in writing of such termination and such termination shall forthwith become effective.

SECTION 11.2.  Option to Purchase Series 2000A Project.

The Lessee shall have, and is hereby granted, the option to purchase the Series 2000A Project prior to the expiration of the Lease Term and prior to the Payment in Full of the Series 2000A Bonds. To exercise such option, the Lessee shall give written notice to the Issuer specifying the date of closing such purchase, which date shall be not less than forty–five (45) nor more than one hundred eighty (180) days from the date such notice is given, and shall make arrangements for the giving of the required notice of prepayment of the Series 2000A Bonds in accordance with the provisions of the Indenture. The amount which shall be paid to the Trustee by the Lessee in the event of its exercise of the option granted in this Section shall be the sum of the following:

(1)  an amount of money which, when added to the funds in the Series 2000A Bond Fund, will be sufficient to retire and prepay all of the then outstanding Series 2000A Bonds at par on the date specified by the Lessee for such prepayment including, without limitation, principal plus accrued interest thereon to said prepayment date, plus

(2)  an amount of money equal to the Trustee’s and the paying agents’ fees and expenses under the Indenture accrued and to accrue until such final payment and prepayment of the Series 2000A Bonds; plus

(3)  the sum of ten dollars ($10) which shall be paid by the Lessee to the Issuer.

SECTION 11.3.  [Intentionally Omitted].

SECTION 11.4.  Conveyance on Purchase.

At the closing of any purchase pursuant to Article XI or Article XII hereof or pursuant to the exercise of any option to purchase granted herein, the Issuer will upon receipt of the purchase price by it or by the Trustee on its behalf deliver to the Lessee the Quitclaim Deed and Bill of Sale or similar documents satisfactory to the Lessee conveying to the Lessee good and marketable title in and to the property with respect to which such obligation or option was exercised, by quitclaim deed and/or bill of sale without other warranty of title, subject to the following, (i) those liens and encumbrances (if any) to which such title in and to said property was subject when conveyed to the Issuer, (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented in writing, (iii) those liens, security interests and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease and (iv) Permitted Encumbrances other than the Indenture and this Lease.

SECTION 11.5.  Relative Position of Options and Indenture.

The options respectively granted to the Lessee in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such option.

ARTICLE XII
OBLIGATIONS OF LESSEE

SECTION 12.1.  Obligation to Purchase Series 2000A Project.

(a)  The Lessee hereby agrees to purchase, and the Issuer hereby agrees to sell, the Series 2000A Project for Ten Dollars ($10.00) at the expiration or sooner termination of the Lease Term following Payment in Full of the Series 2000A Bonds. At any time subsequent to the expiration or sooner termination of this Lease as aforesaid upon notice to the Issuer by the Lessee, the Issuer shall upon receipt of the purchase price deliver to the Lessee or cause the Trustee, as the assignee of the Issuer to deliver to the Lessee those documents set forth in Section 11.4 hereof. The obligation specified in this Section shall be and remain prior and superior to the Indenture and may be exercised whether or not the Lessee is in default hereunder provided that such default will not result in nonfulfillment of any condition to this right.

ARTICLE XIII
MISCELLANEOUS

SECTION 13.1.  Notices.

Unless otherwise stated herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail or by delivery to physical address, return receipt requested, postage prepaid, addressed as follows or by facsimile with receipt confirmed:

(a) If to the Issuer:	Development Authority of Fulton County 141 Pryor Street, S.W. Atlanta, Georgia 30303 Attention: Chairman

(b) If to the Lessee:	Mount Vernon Place Partners, L.L.C. 800 Mount Vernon Highway Suite 300 Atlanta, Georgia 30328 Attention: Rick Bent

(c) If to the Trustee:	SunTrust Bank Corporate Trust Department 25 Park Place, 24th Floor Atlanta, GA 30303-2900 Attention: Bart Donaldson

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer, the Lessee or the Trustee shall be given to each of the others. The Issuer, the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

SECTION 13.2.  Binding Effect.

This Lease shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns.

SECTION 13.3.  Severability.

If any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 13.4.  Amounts Remaining in Series 2000A Bond Fund.

It is agreed by the parties hereto that, subject to and in accordance with the terms and conditions of Section 609 of the Indenture certain surplus moneys remaining in the Series 2000A Bond Fund shall belong to and be paid to the Lessee by the Trustee as an overpayment of rents.

SECTION 13.5.  Amendments, Changes and Modifications.

Except as otherwise provided in this Lease or in the Indenture, subsequent to the initial issuance of the Series 2000A Bonds and prior to Payment in Full of the Series 2000A Bonds, this Lease may only be amended, changed, modified, altered or terminated by the written agreement of the Issuer and the Lessee and may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee in accordance with the Indenture.

SECTION 13.6.  Execution Counterparts.

This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 13.7.  Captions.

The captions and headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Lease.

SECTION 13.8.  Recording of Lease.

This Lease and every assignment and modification hereof shall be recorded in the office of the Clerk of the Superior Court of Fulton County, Georgia, or in such other office as may be at the time provided by law as the proper place for such recordation.

SECTION 13.9.  Law Governing Construction of Lease.

This Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.

SECTION 13.10.  Net Lease.

This Lease shall be deemed a “net lease”, and the Lessee shall pay absolutely net during the Lease Term the rents, revenues and receipts pledged hereunder, without abatement, deduction or set–off other than those herein expressly provided.

SECTION 13.11.  Income Tax Purposes

The Issuer and Lessee acknowledge and agree that this Lease shall not be treated as an operating lease for Federal and State income tax purposes, but instead shall be treated as a capital lease or financing arrangement, with the Lessee being treated as the owner of the Project for such purposes and as holding all the incidents and attributes of ownership for such purposes.

IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.

DEVELOPMENT AUTHORITY OF FULTON COUNTY

By:	/s/ ILLEGIBLE
Chairman

(CORPORATE SEAL)

Attest:

/s/ ILLEGIBLE
Assistant Secretary

As to the Issuer, signed
and sealed in the presence
of:

/s/ CAMILE GOOD-----
Witness

/s/ IRIS HUNTER-JOHNSON
Notary Public

My commission expires: September 11, 2004

(Notarial Seal)

Signature Page to Series 2000A Lease Agreement

MOUNT VERNON PLACE PARTNERS ASSOCIATES, L.L.C.

By:	/s/ JOEL J. GRIFFIN
Joel J. Griffin, Manager

(CORPORATE SEAL)

Attest:

By:	/s/ ILLEGIBLE
Assistant Secretary

As to the Lessee, signed and
sealed in the presence of:

By:	/s/ M. SHANNON ECHOLS
Witness

By:	/s/ PATRICIA BLANKENSHIP
Notary Public

My commission expires:    7-14-02

(NOTARIAL SEAL)

Signature Page to Series 2000A Lease Agreement